UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                April 24, 1997


                             MARVEL HOLDINGS INC.


        Delaware             33-62366            13-3709544


   (State or other       (Commission File       (IRS Employer
    jurisdiction of          Number)         Identification No.)
    incorporation


  c/o Icahn Associates Corp., 767 Fifth Ave., 47th Floor, New York, New York
10153
             (Address of principal executive offices and Zip Code)

                                (212) 702-4300
             (Registrant's telephone number, including area code)

           5900 North Andrews Avenue, Ft. Lauderdale, Florida 33309 (Former Name or Former Address, if changed since last report)

Item 1.  Control.

     Marvel Holdings Inc. ("Marvel Holdings") is a wholly owned subsidiary of Marvel (Parent) Holdings Inc. ("Marvel Parent"). In 1993, Marvel Parent, pursuant to that certain indenture (the "Marvel Parent Indenture") dated October 1, 1993 between Marvel Parent and Nationsbank of Georgia, National Association, issued $251,678,000 principal amount at maturity of Senior Secured Discount Notes due 1998 (the "Marvel Parent Notes"). The Marvel Parent Indenture provides, among other things, that the Marvel Parent Notes are secured by a pledge of 100 percent of the shares of common stock, $.01 par value, of Marvel Holdings (the "Holdings Stock"), and approximately 19.64% of the shares of common stock, $.01 par value, of Marvel Entertainment Group, Inc. ("Marvel").

     On December 27, 1996, Marvel, eight of its direct and indirect subsidiaries (collectively with Marvel, the "Marvel Debtors") and each of Marvel Holdings, Marvel Parent and Marvel Parent's parent, Marvel III Holdings Inc. ("Marvel III"; collectively with Marvel Holdings and Marvel Parent, the "Marvel Holding Debtors"), filed petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware (the "Bankruptcy Court"). The bankruptcy proceedings commenced by the Holding Debtors have not been procedurally consolidated and are not jointly administered with the bankruptcy proceedings of the Marvel Debtors. The filing of bankruptcy by Marvel Parent was an event of default under the Marvel Parent Indenture.

     On January 9, 1997, the United States Trustee appointed an Official Bondholders Committee (the "Bondholders Committee") to represent the interests of all holders of the Marvel Parent Notes and certain other notes issued by Marvel Holdings and Marvel III (collectively, with the Marvel Parent Notes the "Holding Company Notes").

     On January 13, 1997, the Bondholders Committee, together with LaSalle National Bank, as successor indenture trustee with respect to all of the Holding Company Notes (the "Trustee"), moved for relief from the automatic stay in the Holding Debtors' bankruptcy proceeding in order to vote and to foreclose upon the shares of common stock of Marvel and the Holding Debtors that are pledged to secure repayment of the Holdings Company Notes, including, without limitation, the Holdings Stock (collectively the "Pledged Stock"). On February 26, 1997, the Bankruptcy Court entered an order lifting the automatic stay to permit the Bondholders Committee and the Trustee, on behalf of bondholders, to vote and to foreclose upon the Pledged Stock.

     On April 24, 1997, the Trustee, acting pursuant to the written instructions of the holders of a majority of the Marvel Parent Notes notified Marvel Parent that, in accordance with Section 10.05(c) of the Marvel Parent Indenture, the rights of Marvel Parent to exercise the voting and other consensual rights relating to Marvel Parent's ownership of the Holdings Stock, all of which was pledged to the Trustee under the Marvel Parent Indenture, were terminated as of 3:00 p.m. (New York time) on such date and that as of such time and date all such rights were vested in the Trustee in accordance with the terms of the Marvel Parent Indenture.

     Immediately after giving the foregoing notice, the Trustee exercised voting power with respect to the Holdings Stock by executing a written consent as the sole stockholder of Marvel Holdings, dated April 24, 1997, removing all of the then-current members of the Board of Directors of Marvel Holdings, namely, Ronald O. Perelman, Donald A. Drapkin, William C. Bevens, Irwin Engelman and Laurence Winoker, and replacing them with the following individuals: Carl C. Ichan, Robert J. Mitchell and Vincent Intrieri.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MARVEL HOLDINGS INC.

Date:  May 9, 1997            By: /s/ Vincent J. Intrieri
                              Name: Vincent J. Intrieri
                              Title: Secretary and Treasurer


Signature page for Form 8-K filed with respect to change in control of Marvel Holdings Inc.